INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
Check the appropriate box:
[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
[ X ]	Definitive Information Statement

ENCOMPASS HOLDINGS, INC.
(Exact name of registrant as specified in its charter.)

Payment of Filing Fee (Check the appropriate box.):
[ X ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:$ -0-

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration No.:
3)	Filing Party:
4)	Date Filed:

ENCOMPASS HOLDINGS, INC.
1005 Terminal Way, Suite 110
 Reno, Nevada 89502
Telephone (775) 324-8531

Notice of Proposed Action by Written Consent
of the Holder of the
Majority of the Voting Power to be taken on or about October 9, 2007.

To the Stockholders of Encompass Holdings, Inc.

Notice is hereby given that upon written consent by the holders of a majority of the voting power of the Company, the Company intends to take certain action as more particularly described in this Information Statement. The action will be effected on or after 20 days from the date this Information Statement is mailed to stockholders. This Information Statement is expected to be mailed on or about September 19, 2007.

Only stockholders of record at the close of business on September 17, 2007 will be given Notice of the Action by Written Consent.  The Company is not soliciting proxies.

/s/ J. Scott Webber Chief Executive Officer

ENCOMPASS HOLDINGS, INC.
1005 Terminal Way, Suite 110
Reno, Nevada 89502
Telephone (775) 324-8531

INFORMATION STATEMENT
CONSENT ACTION BY STOCKHOLDERS WITHOUT A MEETING

This Information Statement is furnished to all holders of the Common Stock and the holders of the Preferred Stock of the Company in connection with proposed action by the holder of the majority of the voting power of the Company to take the following action:

  The election of Shirley Harmon to serve as a director of the Company
The action is proposed to occur on or about October 9, 2007.  This Information Statement is first being mailed to stockholders on or about September 19, 2007.

Only stockholders of record at the close of business on September 17, 2007 are entitled to notice of the action to be taken.  There will be no vote on the matters by the shareholders of the Company because the proposed action will be accomplished by the written consent of the holders of the majority voting power of the Company as allowed by Section 78.320 of the Nevada Business Corporation Act. No other votes are required or necessary.  See the caption “Vote Required for Approval,” below.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

DISSENTER’S RIGHTS OF APPRAISAL

The Nevada Business Corporation Act  (“Nevada Act”) does not provide for dissenter’s rights of appraisal in connection with the corporate action to be taken.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on September 17, 2007 as the record date for the determination of the common shareholders entitled to notice of proposed action by written consent. At the record date, the Company had outstanding 281,234,750 shares of Common Stock, par value $0.001 per share and 200,000 shares of Preferred Stock, par value $0.001 per share. The shareholder of who holds the majority voting power on the record date, has signed a consent to the taking of the corporate action described.  This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.

CORPORATE ACTION TO BE TAKEN

Election of Director

The election of Shirley Harmon as a director is the only action to be taken. Ms. Harmon is 61 years of age. She retired after 28 years of service with the US Department of Defense. As a civilian employee in the financial division of the Department in Washington, D.C., Ms. Harmon held various positions and titles, including Budget Analyst, involving financial evaluation and execution of various budget programs,  and Management Analyst for Navy Ships Part Control Center in Mechanicsburg, Pennsylvania, where she established and maintained payroll records for over 7,000 civilian government employees. Since retirement, Ms. Harmon has served as a director and as an officer of several companies. She is currently a director of Rotary Engines, Inc., a subsidiary of the Company and is a shareholder of Rotary Engine Technologies, Inc., a second-tier subsidiary of the Company.

DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS

The Company’s authorized capital consists of 500,000,000 shares of Common Stock, par value $0.001 per share and 200,000 shares of Preferred Stock,  par value $0.001 As of September 17, 2007, there were 281,234,750 shares of Common Stock outstanding and 200,000 shares of Preferred Stock,  which are issued and outstanding as Series “A” Convertible Preferred Stock and Series “B” Convertible Preferred Stock.  The holders of Common Stock and the holders of the Preferred Stock are each entitled to vote as a single class on all matters to come before a vote of the stockholders of the Company.

VOTE REQUIRED FOR APPROVAL

Section 78.380 of the Nevada Act  provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation.  This includes the amendment discussed in this Information Statement.  The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to stockholders for their consideration at an annual or special meeting and must be approved by shareholders holding at least the majority voting power of the Company.

Section 78.320 of the Nevada Act provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders holding at least the majority of the voting power of the Company as would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.

The person holding at least the majority voting power  of the Company has adopted, ratified and approved the amendment to the articles of incorporation increasing the authorized capital stock as described in this Information Statement. No further votes are required or necessary to effect the proposed amendment or the other corporate actions to be taken.

The securities that would have been entitled to vote if a meeting was required to be held consist of 281,234,750 shares of the Company’s Common Stock and 200,000 shares of Preferred Stock   issued and outstanding as of September 17, 2007, the record date for determining stockholders who would have been entitled to notice of and to vote on the proposed amendment to the Articles of Incorporation.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS
AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company’s Common Stock and Preferred Stock as of September 17, 2007, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. To the knowledge of the Company, each shareholder listed below possesses sole voting and investment power with respect to the shares indicated.

Title of Class	Name and Address of Beneficial Owner	Amount of Ownership	Percent of Class
Common Stock	Leslie I. Handler 382 Running Springs Dr. Palm Desert, CA 92276	-0-	0

Common Stock	J. Scott Webber 6339 Carmel Dr. Redding, CA 96003	1,189,783	*

Common Stock	Larry Cooper 6339 Carmel Dr. Redding, CA 96003	-0-	0

Common Stock	Murray Goldenberg 44225 Hazel Canyon Palm Desert, CA 92260	1,750	0

Common Stock	Rotary Engines, Inc. (a) 6339 Carmel Dr. Redding, CA 96003	204,850,779	73%

Preferred Stock Series “A”	NovaNet Media, Inc. 370 Amapola Ave. Suite 202 Torrance, CA 90501	100,000	100%

Preferred Stock Series “B”	Arthur N. Robins 362 Gulf Breeze Gulf Breeze, FL 32561	100,000	100%

Common Stock	All executive officers and directors as a group ( 4 persons)	1,191,533	*
______________________________
(a)	J. Scott Webber, Larry Cooper and Shirley Harmon are shareholders of Rotary Engines, Inc.

* Less than 1%

INTEREST OF CERTAIN PERSONS IN
OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year,  nominee for election as a director of the Company,  nor associates of the foregoing persons has any substantial interest, direct or indirect, in the proposed election of a director, which differs from that of other stockholders of the Company.

ADDITIONAL INFORMATION

Additional information concerning the Company, including its annual and quarterly reports for the previous twelve months which have  been filed with the Securities and Exchange Commission may be accessed  through the Securities and Exchange Commission EDGAR archives at www.sec.gov.  Upon written request of any stockholder to the Company’s Chief Executive Officer, J. Scott Webber,  at 1005 Terminal Way, Suite 110, Reno, Nevada 89502, a copy of the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2006, will be provided without charge.

Dated: September 19, 2007